EXECUTION VERSION

PURCHASE AGREEMENT	EX. 10.1

August 13, 2010

Citigroup Global Markets Inc.
Banc of America Securities LLC
Barclays Capital Inc.
Wells Fargo Securities, LLC
Goldman, Sachs & Co.
As Representatives of the Initial Purchasers
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

Chemtura Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), proposes to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representatives”) are acting as representatives, $455,000,000 principal amount of its 7.875% Senior Notes due 2018 (the “Notes”).  On the Release Date (as defined below), the Notes will be jointly and severally guaranteed on a senior unsecured basis by the entities listed on Schedule III hereto as guarantors (the “Guarantors”) (collectively, the “Guarantees” and together with the Notes, the “Securities”).  The Securities will have the benefit of a registration rights agreement (the “Registration Rights Agreement”) to be dated as of the Closing Date (as defined below), among the Company, the Guarantors and the Initial Purchasers, pursuant to which the Company and the Guarantors will agree to register the Securities under the Securities Act of 1933, as amended (the “Act”), subject to the terms and conditions therein specified.

The Notes (and the related Guarantees) are to be issued under an indenture (the “Indenture”), to be dated as of the Closing Date, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), and a supplemental indenture to be dated as of the Release Date (as defined below) and executed by the Guarantors (“the “Supplemental Indenture”).

To the extent there are no additional parties listed on Schedule I other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires.  The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate.  Certain terms used herein are defined in Section 21 hereof.

Upon satisfaction of the conditions set forth in the Escrow Agreement (as defined below) on the Release Date, the Securities will be the senior unsecured obligations of the Company.

In connection with the Company’s plan of reorganization, the Company and certain of its subsidiaries intend to (i) enter into a senior secured term loan facility in the amount of up to $300,000,000 (the “Senior Term Loan Facility”), and (ii) enter into an asset based credit facility in aggregate principal amount of up to $275,000,000 (the “ABL Facility”).

Concurrently with the Closing Date, the Company will enter into an escrow agreement (the “Escrow Agreement”) with the Trustee and Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”), pursuant to which the net proceeds of the offering of the Securities will be deposited with the Escrow Agent on the Closing Date, and the Company shall deposit with the Escrow Agent on the Closing Date an additional amount in Government Securities, Cash Equivalents and other Escrow Investments (each as defined in the Escrow Agreement) (collectively, with any other property from time to time held by the Escrow Agent, the “Escrow Property”) sufficient to redeem the Securities in cash at a redemption price in the amount and manner and at the time set forth in the Indenture (the “Escrow Redemption Amount”).  The Escrow Property will be held by the Escrow Agent in an escrow account (the “Escrow Account”).  The Escrow Property will be held in the Escrow Account in accordance with the terms and provisions set forth in the Escrow Agreement, and released in accordance with the conditions set forth therein, as described in the Disclosure Package and the Final Memorandum (such date of release, the “Release Date”).  If the Release Date does not occur by the earlier of (x) the date on which the Company determines, in its discretion, that the conditions to the Release Date cannot occur and (y) the 60th day after the issue date of the Notes, subject to extension for an additional 30 days on no more than two occasions in accordance with the terms of the Indenture (the “Outside Date”), the Securities will be redeemed (the “Redemption”) at the Escrow Redemption Amount in accordance with the terms of the Indenture.

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

In connection with the sale of the Securities, the Company prepared a preliminary offering memorandum, dated August 10, 2010 (as amended or supplemented at the date thereof, including any and all exhibits thereto the “Preliminary Memorandum”), and a final offering memorandum, dated August 13, 2010 (as amended or supplemented at the Execution Time, including any and all exhibits thereto, the “Final Memorandum”).  Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities.  The Company hereby confirms that it has authorized the use of the Disclosure Package and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers.

1.      Representations and Warranties.  Each of the Company and the Guarantors, jointly and severally, represents and warrants to, and agrees with, each Initial Purchaser as set forth below in this Section 1.

(a)                      The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of its date and on the Closing Date, the Final Memorandum (together with any amendment or supplement thereto) will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor the Guarantors make any representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(b)                      The Disclosure Package, as of the Execution Time, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(c)                      Neither the Company nor the Guarantors or their Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers and their agents, as to which the Company and Guarantors make no representation or warranty), has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities under the Act.

(d)                      Neither the Company nor the Guarantors or their Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers and their agents, as to which the Company and Guarantors make no representation or warranty) has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities or (ii) engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of the Company, the Guarantors or their Affiliates and each person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S.

(e)                      The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(f)                      No registration under the Act of the Securities is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein, in the Disclosure Package and the Final Memorandum.

(g)                      Neither the Company nor the Guarantors have paid or agreed to pay to any person any compensation for soliciting another to purchase the Securities (except as contemplated in this Agreement).

(h)                      Neither the Company nor the Guarantors have taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of the Securities.

(i)                      As of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in the Disclosure Package and the Final Memorandum under the heading “Capitalization” (other than the subsequent expiration or exercise of stock options); all of the outstanding shares of capital stock of the Company and its significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X under the Act) (the “Subsidiaries”) have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; all of the outstanding shares of capital stock of the Company and of each of its Subsidiaries will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than any security interests required under the Senior Term Loan Facility or the ABL Facility and those imposed by the Act and any applicable state securities or “blue sky” laws) or voting.  Except for the Subsidiaries or as disclosed in the Disclosure Package, or with respect to joint ventures only, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

(j)                      Each of the Company and its Subsidiaries is duly incorporated or organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization and has all requisite corporate or other power and authority to own its properties and conduct its business as described in the Disclosure Package and the Final Memorandum, except where failure to have such power or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings or business of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”); each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect..

(k)                      The Guarantees to be issued by each of the Guarantors have been duly authorized by each Guarantor and will be duly executed and delivered by such Guarantor. When the Notes are issued, executed and authenticated in accordance with the terms of the Indenture (assuming due authorization, execution and delivery by the Trustee), and the Supplemental Indenture has been executed by each Guarantor on the Release Date, the Guarantee of each Guarantor endorsed thereon will constitute valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(l)                      Each of the Company and the Guarantors has all requisite corporate power and authority to execute, deliver and perform each of their obligations under the Notes.  The Notes, when issued, will be in the form contemplated by the Indenture. The Notes have been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture, and enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(m)                      Each of the Company and the Guarantors has all requisite corporate or other power and authority to execute, deliver and perform their obligations under the Indenture and Supplemental Indenture, as applicable.  The Indenture has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.  When duly and validly authorized, executed and delivered by the each Guarantor (assuming the due authorization, execution and delivery by the Trustee), the Supplemental Indenture will constitute a valid and legally binding agreement of each Guarantor, enforceable against such Guarantor in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(n)                      Each of the Company and the Guarantors has all requisite corporate or other power and authority to execute, deliver and perform their obligations under this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement (including the provisions of this Agreement) and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company and the Guarantors. The Registration Rights Agreement has been duly and validly authorized by the Company and the Guarantors and, when executed and delivered by the Company and the Guarantors (assuming the due authorization, execution and delivery by the Initial Purchasers), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(o)                      No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and sale by the Company of the Notes to the Initial Purchasers or the consummation by the Company of the other transactions contemplated by this Agreement, in the Registration Rights Agreement or in the Indenture, in connection with the issuance and sale of the Notes by the Company, except such as have been obtained and such as may be required under state securities, “blue sky” laws of any jurisdiction in which the Securities are offered and sold, such as have been and will be obtained from the United States Bankruptcy Court for the Southern District of New York and, such as will be obtained under the Act and the Trust Indenture Act.  Neither the Company or any of its Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect or (iii) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, “Contracts”), except for any such breach, default, violation or event that would not, individually or in the aggregate, have a Material Adverse Effect.

(p)                      The execution and delivery of this Agreement, the Registration Rights Agreement or the Indenture, the issuance and sale of the Securities, or the consummation of any other of the transactions herein or therein contemplated will not conflict with or constitute or result in a breach of or a default under or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the transactions herein, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company or any of the Subsidiaries or (iii) (assuming compliance with all applicable state securities or “blue sky” laws) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the transactions herein.

(q)           The audited consolidated financial statements of the Company and its consolidated subsidiaries included in the Disclosure Package and the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of the Company and its subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis, except as otherwise stated therein. The summary and selected financial data (other than pro forma information) in the Disclosure Package present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. KPMG LLP (the “Independent Accountants”), who has certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

(r)                      The pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Disclosure Package and the Final Memorandum (i) comply as to form with the applicable accounting requirements of Regulation S-X, (ii) have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Disclosure Package and the Final Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

(s)                      Other than as disclosed in the Disclosure Package and the Final Memorandum, there is not pending or, to the knowledge of the Company or any Guarantor, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its Subsidiaries is a party, or to which the property or assets of the Company or any of its Subsidiaries is subject, before or brought by any court, arbitrator or governmental agency or body that, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the consummation of the other transactions described in the Disclosure Package and the Final Memorandum.

(t)                      Each of the Company and its Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Disclosure Package and the Final Memorandum (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and its Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and none of the Company or its Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum  and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(u)                      Since the date of the most recent financial statements appearing in the Disclosure Package and the Final Memorandum, except as described therein, (i) neither the Company nor the Guarantors has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, have a Material Adverse Effect, (ii) neither the Company nor the Guarantors has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to any of their subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company) and (iii) there shall not have been any material change in the capital stock (other than pursuant to employee benefit plans described in the Disclosure Package and the Final Memorandum) or long-term indebtedness of the Company or any Guarantor.

(v)                      Each of the Company and the Guarantors has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies that the Company or any of its subsidiaries are contesting in good faith and for which the Company or any such subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of its Subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect.

(w)                      The statistical information included in the Disclosure Package and the Final Memorandum derived from information provided by the Company is accurate in all material respects, and the market-related data included in the Disclosure Package and the Final Memorandum is based on sources that the Company believes to be reliable.

(x)                      Each of the Company and the Guarantors has good and marketable title to all real property and good and marketable title to all personal property described in the Disclosure Package and the Final Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Disclosure Package and the Final Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Disclosure Package and the Final Memorandum or to the extent the failure to have such title or the existence of any such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. All leases, contracts and agreements to which any of the Company and the Guarantors is a party or by which any of them is bound are valid and enforceable against the Company or any of its Subsidiaries, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions that would not, individually or in the aggregate, have a Material Adverse Effect. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (1) the Company and the Guarantors own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Disclosure Package and the Final Memorandum, and (2) neither the Company nor the Guarantors has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained would have a Material Adverse Effect.

(y)                      Other than as disclosed in the Disclosure Package and the Final Memorandum or except as would not, individually or in the aggregate, have a Material Adverse Effect (A) each of the Company and the Guarantors is in compliance with and not subject to any liability under applicable Environmental Laws (as defined below), (B) each of the Company and the Guarantors has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or any Guarantor, threatened against any of the Company or the Guarantors under any Environmental Law, (D) except in connection with institutional control mechanisms as part of approved remedial actions, no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any Guarantor, (E) except as described in the Disclosure Package and the Final Memorandum, neither the Company nor the Guarantors has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law and (F) except as described in the Disclosure Package and the Final Memorandum, no property or facility of any of the Company or the Guarantors is listed or proposed for listing on the National Priorities List under CERCLA.  The Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

For purposes of this Agreement, "Environmental Laws" means the common law and all applicable foreign, federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

(z)                      No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company and the Guarantors, is threatened that would have a Material Adverse Effect; and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers or contractors that would have a Material Adverse Effect.

(aa)           The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect except as set forth in or contemplated in the Disclosure Package and the Final Memorandum.

(bb)            Except as described in the Disclosure Package and the Final Memorandum, neither the Company nor the Guarantors has incurred any liability that has not been satisfied in full arising from any prohibited transaction or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which any of the Company or the Guarantors makes, or has made, or had an obligation to make, a contribution within the past six years and in which any employee of the Company or any Guarantor is or has ever been a participant. With respect to such plans, each of the Company and the Guarantors is in compliance in all material respects with all applicable provisions of ERISA and all required contributions have been made.

(cc)           Except as set forth in the Disclosure Package and the Final Memorandum, the Company and each of its Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.  The Company and its subsidiaries are not aware of any material weakness in their internal control over financial reporting except as set forth in the Disclosure Package and the Final Memorandum.

(dd)           The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Memorandum will not be, an “investment company” as defined in the Investment Company Act.

(ee)           The statements in the Preliminary Memorandum and the Final Memorandum under the headings “Certain Material U.S. Federal Income Tax Considerations” and “Description of Notes”, to the extent that they summarize laws, governmental rules or regulations or documents referred to therein, fairly summarize the matters therein described in all material respects.

(ff)                                 Each of the Company and the Guarantors will be, immediately after the Release Date, Solvent.  As used herein, the term “Solvent” means, with respect to a particular date, that on such date (i) the fair market value of the assets of the Company and its subsidiaries, on a consolidated basis, is not less than the total amount required to pay the liabilities of the Company and its subsidiaries on their combined total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Company and the Guarantors, on a consolidated basis, are able to realize upon their assets and pay their debts and other liabilities, including contingent obligations, as they mature and (iii) the Company and the Guarantors, on a consolidated basis, do not have unreasonably small capital.

(gg)           No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except (i) to the extent such restriction or prohibition would constitute a “Permitted Lien” under and as defined in either the Senior Term Loan Facility or the ABL Facility and (ii) as described in or contemplated in the Disclosure Package or the Final Memorandum.

(hh)           The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective as of the quarter ended June 30, 2010.

(ii)                      The Subsidiaries listed on Annex A attached hereto are the only “significant subsidiaries” of the Company (as defined in Rule 1-02 of Regulation S-X).

(jj)                      The operations of the Company and its subsidiaries are and have been conducted at all times in compliance the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and with financial recordkeeping and reporting requirements applicable to the Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(kk)           None of the following events has occurred or exists:  (i) an audit or, to the knowledge of the Company, investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its Subsidiaries that could have a Material Adverse Effect; (ii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its Subsidiaries that could have a Material Adverse Effect.

(ll)                      None of the Company, any of its subsidiaries or, to the knowledge of the Company or any Guarantor, any director, officer, agent, employee or Controlled Affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will take reasonable measures to ensure that it does not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(mm)                      Except as described in the Disclosure Package and the Final Memorandum, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company or any Guarantor, any director, officer, agent, employee or Controlled Affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and, except as described in the Disclosure Package and the Final Memorandum, the Company, its subsidiaries and, to the knowledge of the Company or any Guarantor, its Affiliates have conducted their businesses in compliance with the FCPA and the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with the FCPA in all material respects.

(nn)           Upon execution of the Escrow Agreement, the establishment of the Escrow Account to hold the Escrow Property and the issuance of the Securities, the Escrow Property granted in favor of the Trustee and the holders of the Securities pursuant to the Escrow Agreement will constitute a perfected security interest (assuming the due authentication, execution and delivery by the Trustee) and there are no other liens on or security interests in the Escrow Account of the Escrow Property.

2.      Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, the principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto, at a purchase price of 97.269% of the principal amount of Notes.

3.      Delivery and Payment.  Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on August 27, 2010, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in immediately available funds to the account specified by the Company.  Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4.      Offering by Initial Purchasers.  1)  Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

(b)           Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with each of the Company and the Guarantors that:

(i)           it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the date of the closing of the offering except:

(A)	to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act) or

(B)	in accordance with Rule 903 of Regulation S;

(ii)           neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;

(iii)           in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale may be made in reliance on Rule 144A;

(iv)           neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;

(v)           it is an “accredited investor” (as defined in Rule 501(a) of Regulation D);

(vi)           it has complied and will comply with the offering restrictions requirement of Regulation S;

(vii)           at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act.”

(viii)                      it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities, in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(ix)           in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), it has not made and will not make an offer to the public of any Securities which are the subject of the offering contemplated by this Agreement in that Relevant Member State , except that it may make an offer to the public in that Relevant Member State of any Securities at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(A)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(B)
to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year, (ii) a total balance sheet of more than €43,000,000 and (iii) an annual turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(C)
to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior written consent of the Representatives for any such offer; or

(D)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Securities shall result in a requirement for the publication by the Company or any Initial Purchaser of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase any Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

5.           Agreements.  Each of the Company and the Guarantors, jointly and severally, agrees with each Initial Purchaser that:

(a)           The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the Distribution Period as many copies of the materials contained in the Disclosure Package and the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

(b)           The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule II hereto.

(c)           The Company will not amend or supplement the Disclosure Package or the Final Memorandum without the prior written consent of the Representatives, which consent may not be unreasonably withheld.

(d)           If at any time during the Distribution Period, any event occurs as a result of which the Disclosure Package or the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it should be necessary to amend or supplement the Disclosure Package or the Final Memorandum to comply with applicable law, the Company will promptly (i) notify the Representatives of any such event; (ii) subject to the requirements of Section 5(c), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Disclosure Package or Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(e)           Without the prior written consent of the Representatives, neither the Company nor any Guarantor has not given and will not give to any prospective purchaser of the Securities any written information concerning the offering of the Securities other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Representatives.

(f)           The Company and the Guarantors will use their best efforts to arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may reasonably designate (including Japan and certain provinces of Canada) and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company or any Guarantor be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits in any jurisdiction where it is not now so subject.  The Company will promptly advise the Representatives of the receipt by the Company or any Guarantor of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g)           The Company will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them, except for Securities resold after the “40-day distribution compliance period” within the meaning of Rule 903 of Regulation S: (i) in a transaction registered under the Act or (ii) in a transaction exempt from the registration requirements under the Act if such transaction does not cause the holding periods under Rule 144 under the Act to be extended for other holders of Securities.

(h)           Neither the Company nor any Controlled Affiliate, or any person acting on their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

(i)           Neither the Company nor any Controlled Affiliate, or any person acting on its behalf will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of them will comply with the offering restrictions requirement of Regulation S.

(j)           Neither the Company nor any Controlled Affiliate, or any person acting on its behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

(k)           For so long as any of the Securities are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, will provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act.  This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(l)           The Company and the Guarantors will cooperate with the Representatives and use their best efforts to assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(m)            Each of the Securities will bear, to the extent applicable, the legend contained in “Transfer Restrictions” in the Preliminary Memorandum and the Final Memorandum for the time period and upon the other terms stated therein.

(n)           Neither the Company nor any Guarantor will, for a period of 90 days following the Execution Time, without the prior written consent of Citigroup and Banc of America Securities LLC, offer, sell, contract to sell, pledge or otherwise dispose of or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, any Guarantor or any of its Affiliates or any person in privity with it, any Guarantor or any Affiliate of the Company, directly or indirectly, or announce the offering, of any debt securities issued or guaranteed by the Company or any Guarantor (other than the Securities).

(o)           Neither the Company nor any Guarantor will take, directly or indirectly, any action designed to, or that has constituted or that might reasonably be expected to, cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company or any Guarantor to facilitate the sale or resale of the Securities.

(p)           The Company will pay the following: (i) any filing fees or other expenses (including reasonable fees and disbursements of Shearman & Sterling LLP relating to such registration and qualification) in connection with any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Initial Purchasers may designate and the printing of memoranda relating thereto, including the several states, Japan, the provinces of Canada and any other jurisdictions specified pursuant to Section 5(e), (ii) any fees charged by investment rating agencies for the rating of the Securities, (iii) any applicable filing fee incident to the review of the Financial Industry Regulatory Authority of the Securities, (iv) any travel expenses of the Company’s officers, employees and representatives and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Securities, including one-half the cost of any aircraft charted in connection with attending or hosting such meetings, (v) expenses incurred in preparing, printing, reproducing and distributing the materials contained in the Disclosure Package and the Final Memorandum and each amendment or supplement to either of them to investors and prospective investors, (vi) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the materials contained in the Disclosure Package and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities, (vii) the fees of the Trustee; (viii) the issuance and delivery of the Securities; (ix) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Guarantors; (xi) all fees and expenses incurred with respect to the negotiating, disclosing, creating and perfecting the security interests contemplated by the Escrow Agreement; and (xii) all other costs and expenses incident to the performance by the Company of its obligations hereunder.  It is understood, however, that, except as provided in this Section 5, and Section 8 hereof, the Initial Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, any advertising expenses connected with any offers they may make, and one-half the cost of any aircraft charted in connection with attending or hosting meetings with prospective purchasers of the Securities.

(q)           Prior to the Closing Date, the Notes shall have been secured by the Escrow Property to the extent and in the manner provided in the Escrow Agreement and as described in the Disclosure Package and the Final Memorandum.

6.      Conditions to the Obligations of the Initial Purchasers.  The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties of the Company and the Guarantors contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Company and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)           The Company shall have requested and caused Kirkland & Ellis LLP, counsel for the Company, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, substantially in the form set forth in Exhibit B hereto.

(b)           The Representatives shall have received an opinion, dated the Closing Date, of Billie Flaherty, General Counsel of the Company, substantially in the form set forth in Exhibit C hereto.

(c)           The Representatives shall have received from Shearman & Sterling LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Disclosure Package, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company and the Guarantors shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d)           The Company shall have furnished to the Representatives a certificate of the Company, signed by (x) the Chairman of the Board or the President and (y) the principal financial or accounting officer of the Company, dated the Closing Date, in each case acting in such capacity, to the effect that the signers of such certificate have carefully examined the Disclosure Package and the Final Memorandum and any supplements or amendments thereto, and this Agreement and that:

(i)           to the best of his/her knowledge after reasonable investigation, the representations and warranties of the Company and the Guarantors, in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and each of the Company and the Guarantors has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii)           to the best of his/her knowledge after reasonable investigation, since the date of the most recent financial statements included in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), earnings or business of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(e)           At the Execution Time and at the Closing Date, the Company shall have requested and caused KPMG LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives and confirming that they are independent accountants within the meaning of the Exchange Act and the applicable published rules and regulations thereunder substantially in the form set forth in Exhibit D hereto.

(f)           Subsequent to the Execution Time, or if earlier, the dates as of which information is given in the Disclosure Package, (exclusive of any amendment or supplement thereto) and the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have occurred (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which, in the sole judgment of the Representatives, is so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto); and (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

(g)           The Notes shall be eligible for clearance and settlement through The Depository Trust Company.

(h)           On the Closing Date, (i) the Company, the Trustee and the Escrow Agent shall have executed the Escrow Agreement, and the Representatives shall have received copies thereof, executed by the Company, the Trustee and the Escrow Agent and such agreement shall be in full force and effect on and as of the Closing Date; (ii) the Escrow Property equal to the Escrow Redemption Amount shall have been deposited with the Escrow Agent solely in accordance with the Escrow Agreement; and (iii) the Trustee shall have a first-priority security interest in the Escrow Account and the Escrow Property pursuant to the Escrow Agreement.

(i)           Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at Shearman & Sterling, Attention: David Beveridge, 599 Lexington Avenue, New York, New York 10022, on the Closing Date.

7.      Reimbursement of Expenses.  If (a) the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Guarantor to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers or (b) the Release Date does not occur by the earlier of (x) the date on which the Company determines the conditions to the Release Date cannot occur and (y) the Outside Date, the Company and the Guarantors, jointly and severally, will reimburse the Initial Purchasers severally through Citigroup on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.      Indemnification and Contribution.  a)  Each of the Company and the Guarantors jointly and severally agrees to indemnify and hold harmless each Initial Purchaser, its partners, members, directors, officers, employees, agents and its affiliates and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum, the Final Memorandum, any Issuer Written Information, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each such indemnified party for any legal or other out-of-pocket expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company or the Guarantors by any Initial Purchaser through the Representatives, specifically for use therein, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described below.  This indemnity agreement will be in addition to any liability that Company or any Guarantor may otherwise have.

(b)           Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, each Guarantor, each of its directors, each of its officers, and each person who controls the Company or any Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company or the Guarantors by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).  This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have.  The Company acknowledges that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and (ii), under the heading “Plan of Distribution”, (A) the table of Initial Purchasers and (B) the tenth and eleventh paragraphs related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum or in any amendment or supplement thereto. The indemnifying party shall not be required to indemnify the indemnified party for any amount paid or payable by the indemnified party in the settlement or compromise of, or entry into any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel solely if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an unavoidable conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)           In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company, or the Guarantors and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company or the other, on the one hand and by the Initial Purchasers or the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations.  Benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (after deducting purchase discounts and commissions but before deducting other expenses) received by the Company and the Guarantors, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth in the Final Memorandum.  Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Guarantors on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each partner, member, director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company or any Guarantor within the meaning of either the Act or the Exchange Act and each officer and director of the Company or any Guarantor shall have the same rights to contribution as the Company or any Guarantor, subject in each case to the applicable terms and conditions of this paragraph (d).

9.      Default by an Initial Purchaser.  If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser, the Company or any Guarantor.  In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company, any Guarantor or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

10.           Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

11.           Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company, the Guarantors or its or their officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any Guarantor or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.           Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup General Counsel (fax no.:  (212) 816-7912) and confirmed to Citigroup at 388 Greenwich Street, New York, New York 10013, Attention:  General Counsel; or, if sent to the Company or any Guarantor, will be mailed, delivered or telefaxed to (203) 573-2214 and confirmed to it at 199 Benson Road, Middlebury, Connecticut 06749, Attention: Chief Financial Officer and General Counsel.

13.           Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and no other person will have any right or obligation hereunder.

14.           Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

15.           Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16.           Waiver of Jury Trial.  Each of the Company and the Guarantors hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.           No Fiduciary Duty.  Each of the Company and the Guarantors hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the Initial Purchasers and any Affiliate through which it may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Company or any Guarantor and (c) the Company’s and the Guarantors’ engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Guarantors’ agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Company or any Guarantor on related or other matters).  Each of the Company and the Guarantors agrees that they will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or any Guarantor, in connection with such transaction or the process leading thereto.

18.           Waiver of Tax Confidentiality.  Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of a purchaser) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

19.           Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20.           Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

21.           Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Citigroup” shall mean Citigroup Global Markets Inc.

“Commission” shall mean the Securities and Exchange Commission.

“Controlled Affiliate” shall mean any corporation, partnership, joint venture, trust or other entity or enterprise, that is directly or indirectly controlled by the Company.

“Disclosure Package” shall mean (i) the Preliminary Memorandum, as amended or supplemented at the Execution Time, (ii) the final term sheet prepared pursuant to Section 5(b) hereto and in the form attached as Schedule II hereto and (iii) any Issuer Written Information.

“Distribution Period” shall mean the period beginning on the date of this Agreement and ending on the earlier of (i) the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Representatives), and (ii) six (6) months after the date of the Final Memorandum (the “Distribution Period”).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean 4:30 p.m. (Eastern time) on the date that this Agreement is executed and delivered by the parties hereto.

 “Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Written Information” shall mean any writings in addition to the Preliminary Memorandum that the parties expressly agree in writing to treat as part of the Disclosure Package.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S” shall mean Regulation S under the Act.

“Regulation S-X” shall mean Regulation S-X under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company, the Guarantors and the several Initial Purchasers.

Very truly yours,

Chemtura Corporation

By:
Name: Kevin V. Mahoney
Title: Senior Vice President and Corporate Controller

BioLab Franchise Company, LLC
Bio-Lab, Inc.
Crompton Colors Incorporated
Crompton Holding Corporation
GLCC Laurel, LLC
Great Lakes Chemical Corporation
Great Lakes Chemical Global, Inc.
GT Seed Treatment, Inc.
HomeCare Labs, Inc.
Laurel Industries Holdings, Inc.
Recreational Water Products, Inc.
Weber City Road LLC

as Guarantors

By:
Name: Robert J. Cicero
Title: Secretary

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.
Banc of America Securities LLC
Barclays Capital Inc.
Wells Fargo Securities, LLC
Goldman, Sachs & Co.

By:	Citigroup Global Markets Inc.

By:

By:	Banc of America Securities LLC

By:

By:	Barclays Capital Inc.

By:

By:	Wells Fargo Securities, LLC

By:

By:	Goldman, Sachs & Co.

By:

For themselves and the other several
Initial Purchasers named in
Schedule I to the foregoing Agreement.

SCHEDULE I

Initial Purchasers	Principal Amount of Securities to be Purchased

Citigroup Global Markets Inc.	US$102,375,000
Banc of America Securities LLC	US$102,375,000
Barclays Capital Inc.	US$102,375,000
Wells Fargo Securities, LLC	US$102,375,000
Goldman, Sachs & Co.	US$ 45,500,000

Total	US$455,000,000

SCHEDULE II

Supplement dated August 13, 2010
to
Preliminary Offering Memorandum dated August 10, 2010

$455,000,000
CHEMTURA CORPORATION

7.875% Senior Notes due 2018

This Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum.  The information in this Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.  Terms used herein and not defined herein have the meanings assigned in the Preliminary Offering Memorandum.

The notes and the related guarantees have not been registered under the Securities Act of 1933 and are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

Issuer:	Chemtura Corporation
Guarantors:	Upon the date the Escrow Conditions are satisfied, all of the Issuer’s current and future domestic restricted subsidiaries other than the Excluded Subsidiaries
Title of Securities:	7.875% Senior Notes due 2018 (the “Notes”)
Aggregate Principal Amount at maturity:	$455,000,000
Final Maturity Date:	September 1, 2018
Issue Price:	99.269% plus accrued interest, if any, from August 27, 2010
Coupon:	7.875%
Yield Per Annum:	8.000%
Interest Payment Dates:	September 1 and March 1
Record Dates:	August 15 and February 15
First Interest Payment Date:	March 1, 2011
Optional Redemption:

At any time on or after September 1, 2014, the Issuer may redeem all or a part of the Notes, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, thereon up to, but excluding, the applicable redemption date (subject to the rights of Holders of Notes on a relevant record date to receive interest due on an interest payment date that occurs prior to the redemption date), if redeemed during the twelve-month period beginning on September 1 of the years indicated below:

Year	Percentage
2014	103.938%
2015	101.969%
2016 and thereafter	100.000%

Optional Redemption with Equity Proceeds:

In addition, at any time prior to September 1, 2013,  the Issuer may, at its option, on any one or more occasions, redeem Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) at a redemption price equal to 107.875% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, thereon up to, but excluding, the redemption date (subject to the rights of Holders of Notes on a relevant record date to receive interest due on an interest payment date that occurs prior to the redemption date), with the net cash proceeds of one or more Equity Offerings; provided that (i) at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuer or its Affiliates); and (ii)  the redemption must occur within 90 days of the date of closing of such Equity Offering.

Make-Whole Redemption:

At any time prior to September 1, 2014, the Issuer may redeem all or part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Notes or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest and Additional Interest, if any, thereon up to, but excluding, the date of redemption (subject to the rights of Holders of Notes on a relevant record date to receive interest due on an  interest payment date that occurs prior to the redemption date).

Special Mandatory Redemption:

In the event that either (i) the Release Date has not occurred on or prior to the Escrow End Date or (ii) prior to the Escrow End Date, the Issuer has determined, in its discretion, that the escrow conditions cannot be satisfied by such date, the Notes will be redeemed at 101% of the issue price of the Notes, plus accrued and unpaid interest including accrual of original issue discount thereon up to, but excluding, the date of redemption.  Upon satisfaction of the Escrow Conditions, the proceeds from the escrow account will be released to, and used by, the Issuer as described in the Preliminary Offering Memorandum.  Until the release of the net proceeds, the Issuer will have no obligations under the Notes except as provided in the Preliminary Offering Memorandum.

Change of Control:	101%

2

Initial Purchasers:	Citigroup Global Markets Inc., Banc of America Securities LLC, Barclays Capital Inc., Wells Fargo Securities, LLC and Goldman, Sachs & Co.
Trade Date:	August 13, 2010
Settlement Date:	August 27, 2010 (T+10)
Distribution:	144A and Reg S with registration rights as set forth in the Preliminary Offering Memorandum
CUSIP/ISIN Numbers:	144A CUSIP: 163893 AB6 144A ISIN: US163893AB60 Regulation S CUSIP: U1630P AA5 Regulation S ISIN: USU1630PAA58
Trustee:	U.S. Bank National Association
Guarantors/Non-Guarantors:

As of June 30, 2010, on a pro forma basis after giving effect to the Reorganization Plan and related transactions, including the entry into the Exit Credit Facilities, the issuance of the Notes offered hereby and the application of the net proceeds thereof and of the Term Loan, after excluding intercompany balances and intercompany guarantees:

•      on a consolidated basis, the Issuer and its Subsidiaries would have had $304 million of total debt outstanding other than the Notes, comprising (i) $300 million of debt under the Exit Credit Facilities and (ii) $4 million of other third-party debt;

•      on a combined basis, the Guarantors would have had no outstanding debt (other than the Guarantees under the Exit Credit Facilities and the Notes); and

•      on a combined basis, the Restricted Subsidiaries, other than the Guarantors, would have had total liabilities (including trade payables) of $502 million, including $4 million of debt, and total assets of $1.4 billion.

For the twelve months ended June 30, 2010, on a pro forma basis after giving effect to the Reorganization Plan and related transactions, including the entry into the Exit Credit Facilities, the issuance of the Notes offered hereby and the application of the net proceeds thereof and of the Term Loan, the non-guarantor Subsidiaries would have generated approximately 45% of the Issuer’s net sales, approximately 5% of the Issuer’s net loss and approximately 30% of the Issuer’s consolidated Adjusted EBITDA.  As of June 30, 2010, the non-guarantor Subsidiaries represented 47% of the Issuer’s total assets.

3

SCHEDULE III

Subsidiary Guarantors

BioLab Franchise Company, LLC
Bio-Lab, Inc.
Crompton Colors Incorporated
Crompton Holding Corporation
GLCC Laurel, LLC
Great Lakes Chemical Corporation
Great Lakes Chemical Global, Inc.
GT Seed Treatment, Inc.
HomeCare Labs, Inc.
Laurel Industries Holdings, Inc.
Recreational Water Products, Inc.
Weber City Road LLC

ANNEX A

Significant Subsidiaries

 [List to come.]

EXHIBIT B

Form of Kirkland & Ellis LLP Opinion and Negative Assurance Letter

[Final version of Kirkland & Ellis LLP Opinion and Negative Assurance Letter remains subject to agreement by the Initial Purchasers and Shearman & Sterling LLP].

EXHIBIT C

Form of General Counsel Opinion

[Final version of General Counsel Opinion remains subject to agreement by the Initial Purchasers and Shearman & Sterling LLP].

EXHIBIT D

KPMG Comfort Letter